Exhibit 10.19

PERFORMANCE STOCK UNIT AWARD AGREEMENT

ELDORADO RESORTS, INC.
2015 Equity Incentive Plan

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), is made as of the ___ day of _______________ (the “Grant Date”) between Eldorado Resorts, Inc., a Nevada corporation (the “Company”), and ___________ (the “Participant”), and is made pursuant to the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.Restricted Stock Units.

(a)The Company hereby issues to the Participant, as of the Date of Grant, ______ restricted stock units (the “RSUs”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”), which represents the target number of RSUs that may potentially be earned under the Award (the “Target RSUs”).  The Participant’s right to receive all or any portion of the RSUs granted hereunder will be contingent upon the Company’s achievement of one or more Performance Goals specified in the performance matrix attached as Exhibit A to this Agreement (the “Performance Matrix”), measured over the Performance Period(s) indicated in the Performance Matrix.  The number of RSUs that will be issued pursuant to the Award shall be determined based on the achievement of the applicable Performance Goals set forth in the Performance Matrix, and the Participant’s overall maximum-level Award hereunder is equal to 200% of Target RSUs.  The Committee shall specify the Performance Goals applicable to each Performance Period not later than 90 days following the commencement of the applicable Performance Period (or such longer period as may be permitted by Section 162(m) of the Code) and, if applicable, the Performance Matrix shall be deemed updated accordingly.

(b)Each RSU represents the value equal to the Fair Market Value of one Share, subject to the terms and conditions set forth in this Agreement and the Plan.

Section 2.Vesting Requirements.

(a)Generally. Subject to Section 2(b) hereof, if, as of the end of the applicable Performance Period, an applicable Performance Goal has been achieved, the payout percentage specified for such level of achievement in the Performance Matrix shall be earned with respect to the RSUs attributable to such Performance Goal (the “Payout Percentage”).  To the extent the Participant’s achievement level falls between Performance Goal achievement levels, the Payout Percentage shall be determined using a straight-line interpolation between the two nearest Performance Goal achievement levels.  Except as otherwise provided herein, the applicable portion of the RSUs determined by the Payout Percentage(s) shall vest and become non-forfeitable on January 1, 2021 (the “Vesting Date”), subject to the Participant’s continuous service or employment with the Company and its Affiliates (“Service”) from the Grant Date through the Vesting Date.

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(b)Determination of Earned Award.  Not later than three days following the filing of the Company’s Form 10-K covering the period during which the applicable Performance Period ended, the Company’s Chief Financial Officer (the “CFO”) will notify the Committee if one or more of the applicable Performance Goal(s) set forth in the Performance Matrix have been satisfied for the applicable Performance Period.  Not later than ten days following any such notification from the CFO, the Committee will determine (i) whether and to what extent the applicable Performance Goal(s) have been satisfied for the applicable Performance Period, (ii) the applicable Payout Percentage(s) in respect of the RSUs applicable to such Performance Goal(s) for the applicable Performance Period, and (iii) the aggregate number of RSUs that shall remain eligible to vest hereunder pursuant to the terms hereof.  The Committee’s determination of the foregoing shall be final and binding on the Participant absent a showing of manifest error.  Upon such determinations by the Committee, any RSUs applicable to the Performance Goal(s) and Performance Period(s) relating to the Committee’s determination that are no longer eligible to vest (due to the failure to achieve the maximum applicable Performance Goal achievement level(s)) shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.  Notwithstanding any other provision of this Agreement, but subject to clause (i) of Section 2(c) hereof, no portion of the RSUs shall vest until the Committee has made the foregoing determinations.

(c)Change in Control.  Notwithstanding Sections 2(a) and 2(b) hereof and Section 13 of the Plan, upon the occurrence of a Change in Control, (i) prior to the Committee’s determination pursuant to Section 2(b) hereof with respect to an applicable Performance Period, the portion of the Target RSUs attributable to such Performance Period, and (ii) following the Committee’s determination pursuant to Section 2(b) hereof with respect to an applicable Performance Period, 100% of any then unvested RSUs remaining eligible to vest following the Committee’s determination with respect thereto for the applicable Performance Period pursuant to Section 2(b) hereof, in each case, shall immediately become fully vested and non-forfeitable.

(d)Termination of Service without Cause, for Good Reason, or due to Death or Disability. Notwithstanding Sections 2(a) and 2(b) hereof, except in the event of the occurrence of a Change in Control prior to the settlement of any portion of the RSUs pursuant to Section 3 hereof (in which case Section 2(c) hereof shall apply), in the event of the Participant’s termination of Service prior to the Vesting Date by the Company and its Affiliates without Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability (the date of such termination, the “Termination Date”), then:

(i)100% of any then unvested RSUs attributable to any Performance Period(s) that ended prior to the Termination Date shall immediately become fully vested and non-forfeitable upon the later to occur of (A) the Termination Date, or (B) the Committee’s determination with respect to the applicable Performance Period pursuant to Section 2(b) hereof (in either case, after taking into account the forfeiture and cancellation of any RSUs pursuant to Section 2(b) hereof due to the failure to achieve the maximum applicable Performance Goal achievement level(s) for any applicable Performance Period); provided, however, that if the Committee’s determination with respect to such Performance Period for purposes of Section 2(b) hereof does not occur by March 15th of the calendar year following the calendar year in which the Termination Date occurs, then zero RSUs shall vest with respect to such Performance Period (with all RSUs attributable to such Performance Period being immediately forfeited and cancelled, without any compensation or other amount payable with respect thereto); and

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(ii)100% of any then unvested RSUs attributable to any Performance Period that has not ended (including, without limitation, any Performance Period that has not commenced) prior to the Termination Date shall become fully vested and non-forfeitable upon the Committee’s determination with respect to such Performance Period pursuant to Section 2(b) hereof (after taking into account the forfeiture and cancellation of any RSUs pursuant to Section 2(b) hereof due to the failure to achieve the maximum applicable Performance Goal achievement level(s) for any applicable Performance Period); provided, however, that if the Committee’s determination with respect to the applicable Performance Period for purposes of Section 2(b) hereof does not occur by March 15th of the calendar year following the calendar year to which the applicable Performance Period relates (or, if later, March 15th of the calendar year following the calendar year in which the Termination Date occurs), then zero RSUs shall vest with respect to such Performance Period (with all RSUs attributable to such Performance Period being immediately forfeited and cancelled, without any compensation or other amount payable with respect thereto).

(e)Other Terminations of Service.  Upon the occurrence of a termination of the Participant’s Service for any reason other than as contemplated by Section 2(d) hereof, all outstanding and unvested RSUs shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.  Notwithstanding anything to the contrary herein, upon a termination of the Participant’s Service for Cause, all RSUs, whether vested or unvested, shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

Section 3.Settlement.  As soon as reasonably practicable (and in any event within 10 days) following the Vesting Date, Termination Date, the date of the Committee’s determination with respect to the applicable Performance Period for purposes of Section 2(b) hereof, or the occurrence of the Change in Control, as applicable, any RSUs that become vested and non-forfeitable shall be paid, unless otherwise determined by the Committee, by the Company delivering to the Participant a number of Shares equal to the number of RSUs that vested and became non-forfeitable pursuant to Section 2 hereof; provided, however, that, in the event that the Termination Date occurs during any Performance Period, then the settlement of the applicable portion of the RSUs attributable to such Performance Period shall occur no later than March 15th of the calendar year following the calendar year in which the Termination Date occurs.  Notwithstanding the foregoing, if the Participant is subject to a trading blackout on the Vesting Date, Termination Date, the date of the Committee’s determination with respect to the applicable Performance Period for purposes of Section 2(b) hereof, or the occurrence of the Change in Control, as applicable, then the applicable RSUs shall instead be settled and paid as soon as reasonably practicable (and in any event within 10 days) following the date on which the trading blackout is no longer applicable (but in no event later than March 15th of the calendar year following the calendar year in which the Vesting Date, the date on which the applicable Performance Period ended (or, if later, the Termination Date), or the occurrence of the Change in Control, as applicable, occurs).

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Section 4.Restrictions on Transfer.  No RSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.  Notwithstanding the foregoing, at the discretion of the Committee, RSUs may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.

Section 5.Investment Representation.  The Participant is acquiring the RSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).  No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  The Participant understands and agrees that none of the RSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws.   Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 6.Adjustments.  The Award granted hereunder shall be subject to the adjustment as provided in Section 4(b) of the Plan.

Section 7.No Right of Continued Service.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.

Section 8.Confidentiality.  The Performance Goals specified in the Performance Matrix are highly confidential.  If the Participant discloses, or if the Company reasonably believes that the Participant has disclosed, the contents of the Performance Matrix to anyone else, the Participant may be subject to the Company’s formal disciplinary procedure, the terms of this Agreement will be rendered null and void, and all RSUs granted hereunder shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

Section 9.Tax Withholding.  This Agreement and the Award shall be subject to tax and/or other withholding in accordance with Section 16(e) of the Plan.

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Section 10.No Rights as a Stockholder; Dividends.  The Participant shall not have any privileges of a stockholder of the Company with respect to any RSUs, including without limitation any right to vote any Shares underlying such RSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the RSUs are delivered to the Participant in accordance with Section 3 hereof.  Notwithstanding the foregoing, any dividends payable with respect to the RSUs underlying the Award during the Period from the Grant Date through the date the applicable RSUs are settled in accordance with Section 3 hereof will accumulate in cash and be payable to the Participant on a deferred basis, but only to the extent that the Award vests in accordance with Section 2 hereof.  In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable RSUs underlying the Award and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the Award or applicable portion thereof.

Section 11.Clawback.  The Award will be subject to recoupment in accordance with any existing clawback policy or clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause.  The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

Section 12.Amendment and Termination.  Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto.  Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.

Section 13.Construction.  The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 14.Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the choice of law principles thereof.

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Section 15.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 16.Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 17.Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

ELDORADO RESORTS, INC.
By:
Name:
Title:

PARTICIPANT

Participant’s Signature	Date
Name:
Address:

7

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